Exhibit 99.1

Cerner Announces Agreement with Starboard Value Regarding Board Refreshment,
Operational Improvement Initiatives and Expanded Capital Return Program to
Drive Next Phase of Profitable Growth and Value Creation

Four New Directors to Be Immediately Appointed to the Board of Directors

Commitment to Adjusted Operating Margin Targets for Q4 2019 and Q4 2020 of 20% and 22.5%, Respectively1

Creation of Finance and Strategy Committee of the Board to Oversee Operational Improvement Initiatives

Increases Share Repurchase Authorization Resulting in $1.5 Billion Available for Repurchase

Kansas City, Mo., April 9, 2019 - Cerner Corporation (NASDAQ: CERN) (“Cerner” or the “Company”) today announced that the Company has entered into a cooperation agreement (the “Cooperation Agreement”) with Starboard Value LP (together with certain of its affiliates, “Starboard”). The Cooperation Agreement includes a Board refreshment plan, operational improvement initiatives, commitments for operating margin targets, a new Finance and Strategy Committee of the Board and an expanded capital return program to drive the next phase of profitable growth and value creation.

The Company’s Board of Directors (the “Board”) has appointed four new directors, effective immediately: John Greisch, former President and Chief Executive Officer of Hill-Rom Holdings, Inc., R. Halsey Wise, former Chairman and Chief Executive Officer of MedAssets Inc., Melinda Mount, former President of AliphCom, Inc. (d/b/a Jawbone), and George Riedel, former Chairman and Chief Executive Officer of Cloudmark, Inc. and a former Senior Partner of McKinsey & Co. The four new directors have been appointed to Classes II, III, II and III, respectively. As members of Class III, Messrs. Wise and Riedel will be standing for election at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”). Current Cerner Board member William Zollars has been appointed to the newly created position of Lead Independent Director.

The Company also announced that Denis Cortese is retiring from the Board at the end of his term and will not stand for re-election. Following the Annual Meeting, the Board will comprise 10 members, nine of whom are independent. With Mr. Cortese’s retirement, the previously announced retirement of co-founder Cliff Illig, and the additions of the four new directors, Cerner will have refreshed more than one half of its Board since 2017.

“Since assuming the role of Chief Executive Officer in 2018, I, along with our entire Board and leadership team, have been reviewing Cerner’s operational and financial performance to identify opportunities to unlock the Company’s significant potential,” said Brent Shafer, Chairman and Chief Executive Officer of Cerner. “We are focused on effectively implementing a refined operating model to improve efficiency and profitability, while also innovating at scale for our clients and preparing Cerner for its next phase of growth and shareholder value creation. We are committed to delivering significant operating margin improvement and returning capital to our shareholders, while maintaining an unwavering focus on delivering value to our clients.”

1Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, share-based compensation expense, voluntary separation plan expense and acquisition-related expenses. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP guidance to the most comparable GAAP measures. See reconciliation for historical GAAP operating margin in the Appendix.

“We welcome John, Melinda, George and Halsey to the Cerner Board,” said Mitch Daniels, Chair of the Board’s Nominating, Governance & Public Policy Committee. “These directors will bring invaluable counsel from their experience in leading, operating and advising software and healthcare technology companies. I believe we will greatly benefit from their perspectives as we continue to execute on our operational initiatives and build on our position as a leading innovator in health care. We feel strongly that the actions we are taking today will generate long-term value for all Cerner stakeholders.”

Peter Feld, Managing Member of Starboard, added, “We are pleased to have reached this agreement with Cerner which includes a meaningful refreshment of the Board, as well as important steps towards implementing operational improvement initiatives that will drive profitable growth. We believe the operating margin targets and the significantly expanded capital return program demonstrate a strong commitment to driving improved results and shareholder value creation. We are confident that the new directors announced today will bring fresh perspectives and added expertise to the Board. Cerner is a great company with significant value potential, and we look forward to seeing the results of the initiatives announced today.”

Mr. Daniels continued, “On behalf of the entire Board and management team, I’d like to thank Denis for his years of service to Cerner. Cerner has valued his counsel, extensive industry research and medical experience, and we wish him well.”

Operational Improvement Initiatives

After a thorough internal and external review over the last year, Cerner is making a series of changes to its organizational structure, go-to-market philosophy and capital allocation program. Notably Cerner has taken the following actions:

•	Eliminated the President role and created a more client-focused organization under the Chief Client Officer;

•
Eliminated the Strategic Business Unit (SBU) structure, which has streamlined operations by reducing redundancy, improving efficiency and focusing the organization on profitable growth areas and client commitments;

•	Undertaken a comprehensive portfolio review to drive efficiencies and focus within Cerner’s product development teams;

•	Centralized operational functions that were formerly spread across different leaders under the Chief Operating Officer;

•	Announced the intent to initiate a dividend, significantly increase the share repurchase authorization and focus on free cash flow generation by linking it to executives’ variable compensation;

•	Committed to operating margin expansion resulting from anticipated benefits of the new operating model and additional efficiencies expected to be identified in the new operating structure; and

•	Formed a new Finance and Strategy Committee of the Board to oversee operational and financial improvement initiatives.

Cerner transitioned to its new operating structure in the first quarter of 2019. The Company has been focused on leveraging the impact of this reorganization and identifying additional efficiencies. Currently, Cerner is focused on reducing operating expense and generating other efficiencies that will improve its adjusted operating margin, with targeted adjusted operating margins of 20% for the fourth quarter of 2019 and 22.5% for the fourth quarter of 2020.1

To assist in these efforts, Cerner has engaged AlixPartners, LLP, a leading outside consulting firm, to conduct a detailed review of its operations and cost structure. Our goal is to identify opportunities to operate more efficiently and achieve and improve upon the efficiencies without impacting important investments in Cerner’s solutions and commitments to the Company’s clients.

The review of these efforts will be overseen by a newly formed Finance and Strategy Committee of the Board, which comprises five members, including Mr. Greisch as Committee Chair, Messrs. Riedel, Wise and Zollars and Ms. Mount. The Finance and Strategy Committee will work closely with management and AlixPartners as Cerner executes its strategy to achieve the operational targets identified. In addition to the Finance and Strategy Committee, each of the four newly appointed directors will join a minimum of one additional Board committee.

Share Repurchase Authorization

Cerner also today announced that its Board has approved an amendment to its stock repurchase program, authorizing the repurchase of an additional $1.2 billion of its common stock. When combined with the $0.3 billion of authorization remaining on the program that was approved in May 2018, the total authorized amount available for repurchase is approximately $1.5 billion. The Company intends to fund the repurchase program with cash from operations and by issuing debt.

Cerner plans to repurchase shares opportunistically in the open market, by block purchase, in privately negotiated transactions or possibly through other transactions managed by broker-dealers. The Company expects to execute the majority of the repurchase authorization in the next 12 months, subject to market conditions and other factors, including price.

Significantly increasing the repurchase program and the recently announced initiation of a dividend reflects Cerner’s commitment to returning capital to shareholders and the Company’s belief in Cerner’s long-term potential as it executes a balanced capital allocation program combined with the operational improvement initiatives identified.

Cooperation Agreement with Starboard

Starboard, which owns approximately 1.2% of Cerner’s outstanding shares, has agreed to vote all of its shares in favor of Cerner’s nominees at the Annual Meeting and has entered into other customary standstill and voting commitments. The full Cooperation Agreement between Cerner and Starboard will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

2019 Annual Meeting

The Annual Meeting is scheduled to be held on Thursday, May 30, 2019 at 10:00 a.m. Central Time, in the Cerner Round Auditorium in the Cerner Vision Center, located on the Cerner campus at 2850 Rockcreek Parkway, North Kansas City, Missouri. The record date for determining eligibility to vote at the Annual Meeting is Tuesday, April 30, 2019.

Goldman Sachs & Co. LLC is acting as financial advisor and Latham & Watkins LLP is acting as legal advisor to Cerner.

About John Greisch

Mr. Greisch most recently served as President and Chief Executive Officer of Hill-Rom Holdings, Inc. (NYSE: HRC), a leading provider of medical technologies for the health care industry, including vital sign monitoring systems, hospital beds, patient lifts and non-invasive therapeutic products. He brings to Cerner significant operating experience based on his prior roles as CEO and CFO at notable public healthcare companies.

Prior to Hill-Rom, Mr. Greisch served as President International Operations for Baxter International, Inc. (NYSE: BAX). During his seven-year tenure with Baxter, he also served as Baxter’s Chief Financial Officer and as President of Baxter’s BioScience division. He also previously served as President and Chief Executive Officer for FleetPride

Corporation, an independent after-market distribution company serving the transportation industry, and held various positions at The Interlake Corporation, including serving as President of its Materials Handling Group.

Mr. Greisch currently serves as a director at Idorsia Pharmaceuticals Ltd. (SIX Swiss Exchange: IDIA) and Catalent, Inc. He previously served on the Boards of Directors of Hill-Rom Holdings, Inc. (NYSE: HRC), Actelion Ltd., TomoTherapy, Inc. (formerly Nasdaq: TOMO) and The Advanced Medical Technology Association (AdvaMed). Additionally, he serves as a senior advisor to TPG Capital and is on the Board of Directors for Ann & Robert H. Lurie Children’s Hospital of Chicago. He received a Master’s in Management from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.S. degree from Miami University.

About Melinda J. Mount

Ms. Melinda J. Mount most recently served as the President of AliphCom, Inc. (d/b/a Jawbone), a consumer technology and wearable products company. Previously, she held various senior level positions at Microsoft Corporation (Nasdaq: MSFT), including Corporate Vice President and Chief Financial Officer of the Online Services Division and Corporate Vice President of Operations and Finance and Chief Financial Officer of the Entertainment and Device Division. Prior to joining Microsoft, Ms. Mount served as the Vice President of Strategy and Development at Time Warner, Inc. (formerly NYSE: TWX) and Executive Vice President and Co-Managing Director of the United Kingdom Division of AOL Inc. (formerly NYSE: AOL). She also previously served as Vice President of Mergers and Acquisitions at Morgan Stanley (NYSE: MS).

She is Vice Chairman of the Board of Directors of Technicolor SA (TCH: FP) and a member of the Board of Directors of the Learning Care Group, Inc.

Ms. Mount has a Master’s of Business Administration with distinction from Harvard Business School and a B.B.A from the University of Wisconsin-Madison. She is a member of the Board of Directors of the University of Wisconsin Foundation.

About George A. Riedel

Mr. Riedel most recently served as the Chairman and Chief Executive Officer of Cloudmark, Inc., a leader in security, protecting traffic, data and infrastructure from network threats. He brings to Cerner 15 years of experience in various executive and entrepreneurial roles in technology related industries.

Prior to Cloudmark, Mr. Riedel held various senior management positions at Nortel Networks Corporation, including Chief Strategy Officer. He also has served as Vice President of Strategy and Corporate Development of Juniper Networks, Inc. and Senior Partner at McKinsey & Company where he spent 15 years serving clients in the telecom and technology sectors in Asia and North America on a range of strategy and growth issues.

Mr. Riedel currently serves on the Board of Directors of Xperi Corporation (f/k/a Tessera Holding Corporation) (Nasdaq: XPER) and previously served as the Chairman of the Board of Accedian Networks Inc. He also previously served on the Boards of Directors of NextDocs Corporation, PeerApp Ltd. and Blade Network Technologies.

Mr. Riedel earned a B.S. with Distinction in Mechanical Engineering from the University of Virginia and a Master of Business Administration from Harvard Business School. Mr. Riedel attended the Stanford Graduate Business School Executive Education Program for Directors. He is currently a professor at Harvard Business School.

About R. Halsey Wise

Mr. Wise is Chairman and Chief Executive of Lime Barrel Advisors, LLC, a private investment firm he founded in 2010. He brings to Cerner more than 30 years of experience leading, operating and advising software and healthcare technology companies.

He previously served as Chairman and Chief Executive Officer of MedAssets Inc. (formerly Nasdaq: MDAS), a leading health care technology performance improvement company that provides technology-enabled products and services for hospitals, health systems, non-acute healthcare providers, payers and other service providers and product manufacturers in the United States. Prior to that, Mr. Wise served as Chairman, President, and Chief Executive Officer of Intergraph Corporation (formerly Nasdaq: INGR), a provider of geospatial and engineering software; Chairman, Chief Executive Officer, and President of the North American region for Solution 6 Holdings, Ltd.; General Manager of the North American region for Global Services for CA, Inc. and President and Chief Operating Officer of Computer Management Sciences, Inc. (formerly Nasdaq: CMSX), a software and services provider.

Mr. Wise serves on the Boards of Directors of WellSky and Aspen Technology, Inc. (Nasdaq: AZPN), and he has also served on the Boards at several publicly held companies, including Cotiviti Health Inc. (formerly NYSE: COTV), Acxiom Corporation (Nasdaq: ACXM)) and Intergraph Corporation (formerly Nasdaq: INGR). He holds a Master’s of Business Administration in finance and marketing from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.A. degree in history from the University of Virginia.

About Cerner

Cerner relentlessly seeks breakthrough innovation that will shape the health care of tomorrow. The company connects people and information systems at more than 27,500 contracted provider facilities worldwide. Cerner’s integrated system assists clinicians in making care decisions, and helps providers manage the health of their populations, along with their daily financial operations. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or Twitter.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner’s management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expects”, “expected”, “believe”, “belief,” “plans”, “anticipate,” “opportunities,” “strategy,” “continue,” “potential,” “possible,” “should,” “predict,” “will,” “may,” “target,” “view,” “estimate” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding improvements to our adjusted operating margin for the full calendar year 2020 and the fourth quarter of 2020 and statements regarding actions to be taken by Cerner. Factors that could cause or contribute to such differences include, but are not limited to: possibility of significant costs and reputational harm related to product related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; potential claims or other risks associated with relying on open source software in our proprietary software solutions or technology- enabled services; material adverse resolution of legal proceedings or other claims; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the uncertainty surrounding the impact of the United Kingdom’s vote to leave the European Union (commonly referred to as Brexit) on our global business; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks associated with failure to timely or effectively manage publicity related to harassment or discrimination claims and legal proceedings if such claims are raised against key personnel; risks related to our dependence on strategic relationships and third-party suppliers; risks inherent with business acquisitions and combinations and the integration thereof into our business or relating to disputes involving such acquisitions or combinations; risks associated with volatility and disruption resulting from global economic or market conditions; significant competition and our ability to quickly respond to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; inability to reduce expenses and costs to the extent currently anticipated; risks that Cerner’s revenue growth be lower than anticipated and/or the mix of revenue shifts more to low margin revenue; political, legal or reputational impediments to Cerner’s ability to implement certain cost-cutting measures both domestically and internationally; risks that our stock repurchase program or quarterly dividend program will not be fully implemented or enhance long-term shareholder value; and our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting Cerner’s business is contained in Cerner’s filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Cerner Media Contact: Joe Mandacina, (816) 571-9637, joe.mandacina@cerner.com
Cerner Investors Contact: Allan Kells, (816) 201-2445, AKells@cerner.com

Joele Frank, Wilkinson Brimmer Katcher
Tim Lynch / Dan Moore / Jill Kary, 212-355-4449

APPENDIX I
CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the years ended December 29, 2018 and December 30, 2017
(unaudited)

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Years Ended
	2018	2017

Operating earnings (GAAP)	$774,785	$960,471

Share-based compensation expense	102,419	88,969
Health Services acquisition-related amortization	83,483	83,285
Acquisition-related deferred revenue adjustment	—	16,885
Allowance on non-current asset	45,320	—
Other adjustments	4,868	72

Adjusted Operating Earnings (non-GAAP)	$1,010,875	$1,149,682

Operating Margin (GAAP)	14.44%	18.68%

Adjusted Operating Margin (non-GAAP)	18.84%	22.36%

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Earnings and Adjusted Operating Margin as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) an allowance on non-current asset, and (v) other adjustments.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjustments included in the calculations of Adjusted Operating Earnings are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations.

Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Years Ended
	2018	2017

Sales and client service	$46,239	$48,063
Software development	21,468	19,196
General and administrative	34,712	21,710
Total share-based compensation expense	$102,419	$88,969

Health Services acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisition of the Health Services business in February 2015. We exclude Health Services acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Acquisition-related deferred revenue adjustment - Consists of acquisition-related deferred revenue adjustments in connection with our acquisition of the Health Services business in February 2015. Accounting guidance requires that deferred revenue acquired in a business combination be written-down to an estimate of fulfillment cost, plus a normal profit margin, as a part of the allocation of purchase price to assets acquired and liabilities assumed. We add back the amount of the write-down applicable to the period as we believe such amount directly correlates to the underlying performance of our business operations.

Allowance on non-current asset - Consists of a pre-tax charge to provide an allowance against certain disputed client receivables with a specific former client. Such disputed receivables are included in our Condensed Consolidated Balance Sheets in the caption "Other assets," as the process for resolution has been on-going for approximately 10 years. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "Sales and client service" expense.

Other adjustments - Consists of certain charges which we believe may not directly correlate to the underlying performance of our business operations. Other adjustments for the three and twelve months ended December 29, 2018 are comprised of certain employee separation expenses including such expenses incurred in connection with our former president's separation from the Company. Other adjustments for the twelve months ended December 30, 2017 are comprised of acquisition, employee separation, and other costs associated with our acquisition of the Health Services business in February 2015. Such amounts are included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.